Exhibit 99.1

NetApp Reports Third Quarter of Fiscal Year 2021 Results

Net revenues of $1.47 billion; up 5% year-over-year

Operating margin and EPS above expectations

•	Billings[1] of $1.60 billion, increased 6% year-over-year
•	NetApp™ public cloud services annualized revenue run rate[2] of $237 million, an increase of 186% year-over-year
•	All-flash array annualized net revenue run rate[3] of $2.6 billion, an increase of 11% year-over-year
•	$157 million returned to shareholders in share repurchases and cash dividends

Sunnyvale, Calif.—February 24, 2021—NetApp (NASDAQ: NTAP) today reported financial results for the third quarter of fiscal year 2021, which ended on January 29, 2021.

“We delivered another strong quarter with revenues at the top of our guidance range and operating margin and EPS above the high end of our expectations. We have sharpened our execution and Q3 fiscal year 2021 marks our third consecutive quarter of revenue and billings growth,” said George Kurian, chief executive officer. “Looking ahead, we are uniquely positioned to address customers’ requirements for digital transformations as they deploy workloads in the cloud, as well as maintain and modernize on premises. We are confident in the strength of our position as customers continue to turn to NetApp to help them solve the challenge of managing data in the hybrid cloud as the recovery unfolds.”

Third quarter of fiscal year 2021 financial results

•	Net Revenues: $1.47 billion, compared to $1.40 billion in the third quarter of fiscal year 2020
•

Net Income: GAAP net income of $182 million, compared to GAAP net income of $277 million in the third quarter of fiscal year 2020; non-GAAP net income[4] of $250 million, compared to non-GAAP net income of $265 million in the third quarter of fiscal year 2020

•

Earnings per Share: GAAP net income per share[5] of $0.80 compared to GAAP net income per share of $1.21 in the third quarter of fiscal year 2020; non-GAAP net income per share of $1.10, compared to non-GAAP net income per share of $1.16 in the third quarter of fiscal year 2020

•	Cash, Cash Equivalents and Investments: $3.89 billion at the end of the third quarter of fiscal year 2021

•	Cash Provided by Operations: $373 million, compared to $420 million in the third quarter of fiscal year 2020
•	Share Repurchase and Dividend: Returned $157 million to shareholders through share repurchases and cash dividends

Fourth quarter of fiscal year 2021 financial outlook

The company provided the following financial guidance for the fourth quarter of fiscal year 2021:

Net revenues are expected to be in the range of:	$1.44 billion to $1.54 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$0.78 - $0.86	$1.06 - $1.14

Dividend

The next cash dividend of $0.48 per share is to be paid on April 28, 2021, to shareholders of record as of the close of business on April 9, 2021.

Third quarter fiscal year 2021 business highlights

NetApp delivers industry-leading products

•	The NetApp Cloud Volumes platform is now available across all major cloud providers, allowing customers to optimize data storage and performance no matter where the data resides.
•	NetApp released NetApp ONTAP™ 9.8 with a simplified management experience, new visualizations, new workflows, and UI enhancements to further improve and simplify data storage management.
•	NetApp unveiled the NetApp EF300 that includes up to 367TB of total raw capacity which follows the release of the NetApp EF600 a year ago.
•	NetApp expanded the FAS product line by adding the NetApp FAS500f with the best latency and response times in NetApp’s FAS family and full NVMe throughput (to the hosts and drives).
•	The NetApp Data Science Toolkit provides industry-leading, multitenant data management capabilities in a simple, easy-to-use interface that is designed for data scientists and data engineers.

•	NetApp unveiled the NetApp StorageGRID™ SG100 designed for customers just getting started with object storage and provides the power of the StorageGRID Admin Node and Gateway Node Software.
•	With the release of NetApp SnapCenter™ 4.4, NetApp continues to introduce innovative ways to protect data and add value by providing better integrations with ONTAP and enterprise applications.
•

NetApp unveiled the release of NetApp Active IQ™ Unified Manager 9.7 that focuses on enhancement of existing features such as self-managing storage, reporting, Active IQ Unified Manager backup and restore, REST API, and VMware awareness.

NetApp partnering for innovation

•

NetApp and NVIDIA collaborated to create conversations AI architecture that deliver the required response times with NetApp ONTAP AI, which is powered by NVIDIA DGX systems and NetApp cloud-connected storage.

•

NetApp and Google Cloud announced their latest collaboration, Anthos on bare metal with NetApp which will provide customers a deployment option to run Anthos on physical servers, without a hypervisor layer.

•

NetApp and Microsoft collaborated on their joint cloud offering with Azure NetApp Files, a key service that has achieve Service Organization Controls[6] compliance enabling customers to accomplish a variety of goals related to privacy, security, processing integrity, availability, and confidentiality.

•	NetApp and Red Hat have collaborated on NetApp Project Astra™ using Red Hat OpenShift to meet emerging customer needs and improve Kubernetes data management.
•	NetApp and IBM have partnered on IBM Cloud Satellite to solve operations complexity across multiple environments, including on premises, edge, and public cloud.
•	NetApp announced that it has been selected by the University of Cambridge to modernize its IT systems and satisfy the new demands that higher education requires.
•	NetApp announced that it has been selected by Photobox to fulfill customer orders quickly, for less cost, compared to a traditional data center infrastructure.

NetApp’s continued recognition

•	Once again, NetApp was named a leader in the 2020 Gartner[7] Magic Quadrant for Primary Storage Arrays.[8]
•	NetApp won the 2020 BIG Stratus Award[9] for top hybrid cloud provider.
•	NetApp scored #1 in 3/4 Use Cases in the 2020 Gartner Critical Capabilities for Solid-State Arrays and 2/4 Use Cases in Gartner Critical Capabilities for Hybrid Array Storage Systems.[10]

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:30 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:30 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Fourth Quarter of Fiscal Year 2021 Financial Outlook section and statements about our ability to address customers’ requirements for digital transformations and solve the challenge of managing data in the hybrid cloud. All of these forward-looking statements involve risk and uncertainty. Actual results may differ materially from these statements for a variety of reasons, including, without limitation,  general global political, macroeconomic and market conditions (including the impact of the COVID-19 pandemic thereon), changes in U.S. government spending, revenue seasonality and matters specific to our business, such as the impact of the COVID-19 pandemic on the company’s business operations, financial performance and results of operations, our ability to expand our total available market and grow our portfolio of products, customer demand for and acceptance of our products and services, our ability to successfully execute new business models, our ability to successfully execute on our data fabric strategy to generate profitable growth and stockholder return and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual report on Form 10-K and quarterly report on Form 10-Q. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

###

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1Refer to the NetApp Usage of Non-GAAP Financial Information section below for an explanation of billings.

2Public Cloud Services annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud Services customer commitments as of the last day of the quarter, with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

3All Flash Array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

4Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, (j) COVID-19 charges and (k) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance.

5GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

6Staff, Azure achieves Service Organization Controls compliance for 14 additional services (2020), https://azure.microsoft.com/en-us/updates/azure-achieves-service-and-organization-controls-compliance-for-14-additional-services/.

7Gartner does not endorse any vendor, product or service depicted in its research publications and does not advise technology users to select only those vendors with the highest ratings or other designation. Gartner research publications consist of the opinions of Gartner’s Research & Advisory organization and should not be construed as statements of fact. Gartner disclaims all warranties, expressed or implied, with respect to this research, including any warranties of merchantability or fitness for a particular purpose.

8Jeff Vogel, Roger W. Cox, Joseph Unsworth, Santhosh Rao, Gartner Magic Quadrant for Primary Storage Arrays (2020), https://www.gartner.com/en/documents/3993754/magic-quadrant-for-primary-storage-arrays.

9Staff, 38 Cloud Computing Companies Win 2020 Stratus Awards for Cloud Computing (2020), https://www.bintelligence.com/blog/2020/12/8/38-cloud-computing-companies-win-2020-stratus-awards-for-cloud-computing?linkId=100000023380379.

10Jeff Vogel, Roger W. Cox, Joseph Unsworth, Santhosh Rao, Critical Capabilities for Solid-State Arrays (2020), https://www.gartner.com/doc/reprints?id=1-24Q9VXGW&ct=201203&st=sb, https://www.gartner.com/doc/reprints?id=1-24Q9VXGT&ct=201203&st=sb.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it represents the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, cannot be relied upon for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

J. COVID-19 charges. NetApp has excluded certain non-recurring expenses incurred as a direct result of the COVID-19 pandemic. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, cannot be relied upon for future planning or forecasting.

K. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

About NetApp

NetApp is a global cloud-led, data-centric software company that empowers organizations to lead with data in the age of accelerated digital transformation. The company provides systems, software, and cloud services that enable them to run their applications optimally from data center to cloud, whether they are developing in the cloud, moving to the cloud, or creating their own cloudlike experiences on premises. With solutions that perform across diverse environments, NetApp helps organizations build their own data fabric and securely deliver the right data, services, and applications to the right people—anytime, anywhere. Learn more at www.netapp.com or follow us on Twitter, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	January 29, 2021	April 24, 2020

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,894	$2,882
Accounts receivable	799	973
Inventories	106	145
Other current assets	315	274
Total current assets	5,114	4,274

Property and equipment, net	731	727
Goodwill and purchased intangible assets, net	2,149	1,822
Other non-current assets	692	699
Total assets	$8,686	$7,522

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$336	$426
Accrued expenses	761	774
Commercial paper notes	—	522
Short-term deferred revenue and financed unearned services revenue	1,953	1,894
Total current liabilities	3,050	3,616
Long-term debt	2,632	1,146
Other long-term liabilities	651	714
Long-term deferred revenue and financed unearned services revenue	1,875	1,804
Total liabilities	8,208	7,280

Stockholders' equity	478	242
Total liabilities and stockholders' equity	$8,686	$7,522

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2021	January 24, 2020	January 29, 2021	January 24, 2020

Revenues:
Product	$775	$787	$2,151	$2,202
Software maintenance	334	263	938	767
Hardware maintenance and other services	361	354	1,100	1,042
Net revenues	1,470	1,404	4,189	4,011

Cost of revenues:
Cost of product	369	360	1,045	1,013
Cost of software maintenance	28	12	67	33
Cost of hardware maintenance and other services	98	91	297	283
Total cost of revenues	495	463	1,409	1,329
Gross profit	975	941	2,780	2,682

Operating expenses:
Sales and marketing	436	402	1,297	1,196
Research and development	215	211	660	635
General and administrative	63	60	191	200
Restructuring charges	—	—	42	21
Acquisition-related expense	3	—	14	—
Gain on sale or derecognition of assets	—	—	—	(38)
Total operating expenses	717	673	2,204	2,014

Income from operations	258	268	576	668

Other income (expense), net	(11)	8	(50)	26

Income before income taxes	247	276	526	694

Provision (benefit) for income taxes	65	(1)	130	71

Net income	$182	$277	$396	$623

Net income per share:
Basic	$0.82	$1.23	$1.78	$2.67

Diluted	$0.80	$1.21	$1.76	$2.64

Shares used in net income per share calculations:
Basic	223	226	222	233

Diluted	227	229	225	236

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Nine Months Ended
	January 29, 2021	January 24, 2020	January 29, 2021	January 24, 2020
Cash flows from operating activities:
Net income	$182	$277	$396	$623
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	54	47	159	146
Non-cash operating lease cost	12	13	38	39
Stock-based compensation	46	36	149	118
Deferred income taxes	(1)	—	(1)	(23)
Gain on sale or derecognition of assets	—	—	—	(38)
Other items, net	7	(3)	35	(16)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	11	(41)	208	394
Inventories	10	(2)	39	18
Accounts payable	(33)	(1)	(92)	(158)
Accrued expenses	8	42	(61)	(273)
Deferred revenue and financed unearned services revenue	128	104	10	(93)
Long-term taxes payable	(5)	(84)	(51)	(133)
Changes in other operating assets and liabilities, net	(46)	32	(55)	73
Net cash provided by operating activities	373	420	774	677
Cash flows from investing activities:
Redemptions of investments, net	33	142	140	1,288
Purchases of property and equipment	(32)	(32)	(124)	(100)
Proceeds from sale of properties	—	—	6	96
Acquisitions of businesses, net of cash acquired	—	—	(350)	(56)
Other investing activities, net	—	1	8	(1)
Net cash provided by (used in) investing activities	1	111	(320)	1,227
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	43	47	92	102
Payments for taxes related to net share settlement of stock awards	(4)	(3)	(38)	(77)
Repurchase of common stock	(50)	(500)	(50)	(1,250)
Proceeds from (repayments of) commercial paper notes, original maturities of three months or less, net	—	194	(420)	443
Issuance of debt, net of issuance costs	—	—	2,057	—
Repayments and extinguishment of debt	—	—	(689)	(400)
Dividends paid	(107)	(108)	(321)	(334)
Other financing activities, net	(4)	(2)	(7)	(4)
Net cash (used in) provided by financing activities	(122)	(372)	624	(1,520)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	26	1	70	(4)

Net increase in cash, cash equivalents and restricted cash	278	160	1,148	380
Cash, cash equivalents and restricted cash:
Beginning of period	3,536	2,551	2,666	2,331
End of period	$3,814	$2,711	$3,814	$2,711

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

	Q3'FY21	Q2'FY21	Q3'FY20
Revenues
Product	$775	$749	$787
Software Maintenance	$334	$303	$263
Hardware Maintenance & Other Services	$361	$364	$354
Hardware Maintenance Support Contracts	$293	$296	$293
Professional and Other Services	$68	$68	$61
Net Revenues	$1,470	$1,416	$1,404

Product Revenues
Total	$775	$749	$787
Software*	$428	$417	$375
Hardware*	$347	$332	$412

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation.  We have provided a breakdown of our GAAP product revenues into the software and hardware components to display the significance of software included in total product revenues.

	Q3'FY21	Q2'FY21	Q3'FY20
Software and recurring maintenance and cloud revenue
Product - Software	$428	$417	$375
Software Maintenance	$334	$303	$263
Hardware Maintenance Support Contracts	$293	$296	$293
Software and recurring maintenance and cloud revenue*	$1,055	$1,016	$931

Software and recurring maintenance and cloud revenue as a percentage of net revenues	72%	72%	66%

Cloud revenue is included in software maintenance revenues
*Software and recurring maintenance and cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix
	% of Q3 FY'21 Revenue	% of Q2 FY'21 Revenue	% of Q3 FY'20 Revenue
Americas	53%	55%	50%
Americas Commercial	43%	40%	39%
U.S. Public Sector	10%	15%	11%
EMEA	32%	30%	35%
Asia Pacific	15%	15%	15%

Pathways Mix
	% of Q3 FY'21 Revenue	% of Q2 FY'21 Revenue	% of Q3 FY'20 Revenue
Direct	24%	25%	21%
Indirect	76%	75%	79%

Non-GAAP Gross Margins

	Q3'FY21	Q2'FY21	Q3'FY20
Non-GAAP Gross Margin	67.3%	66.9%	67.8%
Product	53.4%	53.0%	55.4%
Software Maintenance	93.1%	93.7%	95.4%
Hardware Maintenance & Other Services	73.4%	73.4%	74.9%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q3'FY21	Q2'FY21	Q3'FY20
Non-GAAP Income from Operations	$322	$291	$312
% of Net Revenues	21.9%	20.6%	22.2%
Non-GAAP Income before Income Taxes	$311	$278	$320
Non-GAAP Effective Tax Rate	19.6%	15.1%	17.2%

Non-GAAP Net Income
	Q3'FY21	Q2'FY21	Q3'FY20
Non-GAAP Net Income	$250	$236	$265
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	227	224	229
Non-GAAP Net Income per Share, Diluted	$1.10	$1.05	$1.16

Select Balance Sheet Items
	Q3'FY21	Q2'FY21	Q3'FY20
Deferred Revenue and Financed Unearned Services Revenue	$3,828	$3,651	$3,573
DSO (days)	49	51	53
DPO (days)	62	69	75
Inventory Turns	19	17	16

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q3'FY21	Q2'FY21	Q3'FY20
Net Cash Provided by Operating Activities	$373	$161	$420
Purchases of Property and Equipment	$32	$40	$32
Free Cash Flow	$341	$121	$388
Free Cash Flow as % of Net Revenues	23.2%	8.5%	27.6%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY21	Q2'FY21	Q3'FY20
NET INCOME	$182	$137	$277
Adjustments:
Amortization of intangible assets	15	15	8
Stock-based compensation	46	49	36
Litigation settlements	—	5	—
Restructuring charges	—	37	—
Acquisition-related expense	3	3	—
Gain on sale of equity investment	—	(6)	—
Income tax effects	(13)	(9)	(6)
Income tax expenses from integration of acquired companies	17	5	—
Resolution of income tax matters	—	—	(50)
NON-GAAP NET INCOME	$250	$236	$265

COST OF REVENUES	$495	$483	$463
Adjustments:
Amortization of intangible assets	(12)	(12)	(8)
Stock-based compensation	(3)	(3)	(3)
NON-GAAP COST OF REVENUES	$480	$468	$452

COST OF PRODUCT REVENUES	$369	$360	$360
Adjustments:
Amortization of intangible assets	(7)	(7)	(8)
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$361	$352	$351

COST OF SOFTWARE MAINTENANCE REVENUES	$28	$24	$12
Adjustment:
Amortization of intangible assets	(5)	(5)	—
NON-GAAP COST OF SOFTWARE MAINTENANCE REVENUES	$23	$19	$12

COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$98	$99	$91
Adjustment:
Stock-based compensation	(2)	(2)	(2)
NON-GAAP COST OF HARDWARE MAINTENANCE AND OTHER SERVICES REVENUES	$96	$97	$89

GROSS PROFIT	$975	$933	$941
Adjustments:
Amortization of intangible assets	12	12	8
Stock-based compensation	3	3	3
NON-GAAP GROSS PROFIT	$990	$948	$952

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY21	Q2'FY21	Q3'FY20
SALES AND MARKETING EXPENSES	$436	$432	$402
Adjustments:
Amortization of intangible assets	(3)	(3)	—
Stock-based compensation	(21)	(24)	(15)
NON-GAAP SALES AND MARKETING EXPENSES	$412	$405	$387

RESEARCH AND DEVELOPMENT EXPENSES	$215	$212	$211
Adjustment:
Stock-based compensation	(15)	(15)	(13)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$200	$197	$198

GENERAL AND ADMINISTRATIVE EXPENSES	$63	$67	$60
Adjustments:
Stock-based compensation	(7)	(7)	(5)
Litigation settlements	—	(5)	—
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$56	$55	$55

RESTRUCTURING CHARGES	$—	$37	$—
Adjustment:
Restructuring charges	—	(37)	—
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$3	$3	$—
Adjustment:
Acquisition-related expense	(3)	(3)	—
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$717	$751	$673
Adjustments:
Amortization of intangible assets	(3)	(3)	—
Stock-based compensation	(43)	(46)	(33)
Litigation settlements	—	(5)	—
Restructuring charges	—	(37)	—
Acquisition-related expense	(3)	(3)	—
NON-GAAP OPERATING EXPENSES	$668	$657	$640

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q3'FY21	Q2'FY21	Q3'FY20
INCOME FROM OPERATIONS	$258	$182	$268
Adjustments:
Amortization of intangible assets	15	15	8
Stock-based compensation	46	49	36
Litigation settlements	—	5	—
Restructuring charges	—	37	—
Acquisition-related expense	3	3	—
NON-GAAP INCOME FROM OPERATIONS	$322	$291	$312

OTHER INCOME (EXPENSE), NET	$(11)	$(7)	$—
Adjustment:
Gain on sale of equity investment	—	(6)	—
NON-GAAP OTHER INCOME (EXPENSE), NET	$(11)	$(13)	$—

INCOME BEFORE INCOME TAXES	$247	$175	$276
Adjustments:
Amortization of intangible assets	15	15	8
Stock-based compensation	46	49	36
Litigation settlements	—	5	—
Restructuring charges	—	37	—
Acquisition-related expense	3	3	—
Gain on sale of equity investment	—	(6)	—
NON-GAAP INCOME BEFORE INCOME TAXES	$311	$278	$320

PROVISION FOR INCOME TAXES	$65	$38	$(1)
Adjustments:
Income tax effects	13	9	6
Income tax expenses from integration of acquired companies	(17)	(5)	—
Resolution of income tax matters	—	—	50
NON-GAAP PROVISION FOR INCOME TAXES	$61	$42	$55

NET INCOME PER SHARE	$0.80	$0.61	$1.21
Adjustments:
Amortization of intangible assets	0.07	0.07	0.03
Stock-based compensation	0.20	0.22	0.16
Litigation settlements	—	0.02	—
Restructuring charges	—	0.17	—
Acquisition-related expense	0.01	0.01	—
Gain on sale of equity investment	—	(0.03)	—
Income tax effects	(0.06)	(0.04)	(0.03)
Income tax expenses from integration of acquired companies	0.07	0.02	—
Resolution of income tax matters	—	—	(0.22)
NON-GAAP NET INCOME PER SHARE	$1.10	$1.05	$1.16

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q3'FY21	Q2'FY21	Q3'FY20
Gross margin-GAAP	66.3%	65.9%	67.0%
Cost of revenues adjustments	1.0%	1.1%	0.8%
Gross margin-Non-GAAP	67.3%	66.9%	67.8%

GAAP cost of revenues	$495	$483	$463
Cost of revenues adjustments:
Amortization of intangible assets	(12)	(12)	(8)
Stock-based compensation	(3)	(3)	(3)
Non-GAAP cost of revenues	$480	$468	$452

Net revenues	$1,470	$1,416	$1,404

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q3'FY21	Q2'FY21	Q3'FY20
Product gross margin-GAAP	52.4%	51.9%	54.3%
Cost of product revenues adjustments	1.0%	1.1%	1.1%
Product gross margin-Non-GAAP	53.4%	53.0%	55.4%

GAAP cost of product revenues	$369	$360	$360
Cost of product revenues adjustments:
Amortization of intangible assets	(7)	(7)	(8)
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$361	$352	$351

Product revenues	$775	$749	$787

RECONCILIATION OF NON-GAAP TO GAAP
SOFTWARE MAINTENANCE GROSS MARGIN
($ in millions)

	Q3'FY21	Q2'FY21	Q3'FY20
Software maintenance gross margin-GAAP	91.6%	92.1%	95.4%
Cost of software maintenance revenues adjustment	1.5%	1.7%	—%
Software maintenance gross margin-Non-GAAP	93.1%	93.7%	95.4%

GAAP cost of software maintenance revenues	$28	$24	$12
Cost of software maintenance revenues adjustment:
Amortization of intangible assets	(5)	(5)	—
Non-GAAP cost of software maintenance revenues	$23	$19	$12

Software maintenance revenues	$334	$303	$263

RECONCILIATION OF NON-GAAP TO GAAP
HARDWARE MAINTENANCE AND OTHER SERVICES GROSS MARGIN
($ in millions)

	Q3'FY21	Q2'FY21	Q3'FY20
Hardware maintenance and other services gross margin-GAAP	72.9%	72.8%	74.3%
Cost of hardware maintenance and other services revenues adjustment	0.6%	0.5%	0.6%
Hardware maintenance and other services gross margin-Non-GAAP	73.4%	73.4%	74.9%

GAAP cost of hardware maintenance and other services revenues	$98	$99	$91
Cost of hardware maintenance and other services revenues adjustment:
Stock-based compensation	(2)	(2)	(2)
Non-GAAP cost of hardware maintenance and other services revenues	$96	$97	$89

Hardware maintenance and other services revenues	$361	$364	$354

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q3'FY21	Q2'FY21	Q3'FY20
GAAP effective tax rate	26.3%	21.7%	(0.4)%
Adjustments:
Income tax effects	0.2%	(3.8)%	2.0%
Income tax expenses from integration of acquired companies	(6.9)%	(2.9)%	—%
Resolution of income tax matters	—%	—%	15.6%
Non-GAAP effective tax rate	19.6%	15.1%	17.2%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q3'FY21	Q2'FY21	Q3'FY20
Net cash provided by operating activities	$373	$161	$420
Purchases of property and equipment	(32)	(40)	(32)
Free cash flow	$341	$121	$388

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q3'FY21	Q2'FY21	Q3'FY20
Net revenues	$1,470	$1,416	$1,404
Change in deferred revenue and financed unearned services revenue*	128	40	104
Billings	$1,598	$1,456	$1,508

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FOURTH QUARTER FISCAL 2021

Fourth Quarter
Fiscal 2021

Non-GAAP Guidance - Net Income Per Share	$1.06 - $1.14

Adjustments of Specific Items to Net Income
Per Share for the Fourth Quarter Fiscal 2021:
Amortization of intangible assets	(0.04)
Stock-based compensation expense	(0.21)
Income tax effects	(0.03)
Total Adjustments	(0.28)

GAAP Guidance - Net Income Per Share	$0.78 - $0.86

   Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Chris Drago

1 831 900 888

chris.drago@netapp.com

(Investors)

Lance Berger

1 408 822 6628

lance.berger@netapp.com